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                                                                     EXHIBIT 99

                              SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is entered into and effective this third day of January, 1997, by and between Inland Casino Corporation and the National Indian Gaming Commission.

                                  DEFINITIONS

1.      The "Commission" shall mean the National Indian Gaming Commission.

2.      "ICC" shall mean Inland Casino Corporation, a Utah Corporation.

3.      "ICP" shall mean Inland Casino Partners.

4. "Inland" shall mean ICC, ICP and their present and former officers, directors, partners, shareholders, and all predecessor corporations, partnerships or entities.

5.      The "Parties" shall mean ICC and the Commission.

6.      The "Tribe" shall mean the Barona Band of Mission Indians.

                                    RECITALS

Whereas, ICC is the successor to ICP;

Whereas, ICP and the Tribe executed a gaming management agreement (the "Management Agreement") in February 1992 under which the Tribe's gaming facility was operated;

Whereas, the Management Agreement remained in effect until March 27, 1996, when ICC and the Tribe executed a mutual release of the Management Agreement and executed a consulting agreement, which was reviewed by the Commission and determined not to be a management agreement;

Whereas, the Commission and ICC desire to resolve issues raised by the operation of the Tribe's casino under the Management Agreement from February 1992 to March 27, 1996, and under the consulting agreement from March 28, 1996 to the present; and

Whereas, the relationship between Inland and the Tribe has benefitted the interests of the Tribe.

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Accordingly, the parties agree as follows:

1. Within five business days after execution of this Agreement, ICC shall make a payment to the Commission in the amount of $75,000 for administrative expenses.

2. Within thirty business days after execution of this Agreement, ICC shall make a payment to the Commission in the amount of $85,000 for investigative expenses.

3. Within thirty business days after execution of this Agreement, ICC shall make a payment to the Commission in the amount of $90,000 for legal expenses.

4. ICC agrees to cooperate fully with any routine monitoring of its activities by the Commission consistent with regulatory oversight by the Commission at other Indian gaming operations.

5. The Commission shall not conduct further inquiries or institute proceedings of any kind against the Tribe or Inland which in any manner arise out of, involve, or relate, directly or indirectly, to Inland's acting in the capacity as manager or consultant to the Tribe prior to the date of this Agreement. The Commission specifically agrees that it will not institute proceedings of any kind against the Tribe or Inland under Title 25 of the United States Code, or any regulations thereunder relating, directly or indirectly, to Inland's acting as manager or consultant to the Tribe prior to the date of this Agreement.

6. The Commission has not, and agrees that it shall not, take the position or make any finding that Inland or its present or former officers and directors is unsuitable to serve as a consultant or management contractor to any Indian Tribe based, directly or indirectly, or in any manner arising out of, involving, or relating to Inland's acting in the capacity as manager or consultant to the Tribe prior to the date of this Agreement.

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7.      Nothing herein shall be construed as an admission of any wrongdoing by the Tribe or Inland. The Commission has made no finding that Inland has violated any law.

8. The Commission agrees that the amount of revenue received by Inland under the Management Agreement did not exceed the standards in the Indian Gaming Regulatory Act. The Commission further agrees that it will not intervene in any private right of action brought by any third party against ICC under the Indian Gaming Regulatory Act, any other provision of Title 25 of the United States Code, or any other law, relating to any acts or omissions on the part of Inland prior to the date of this Agreement.

9. ICC as successor to ICP shall contribute $2 million to the Tribe to be paid in five equal annual installments. The first installment in the amount of $400,000 shall be paid to the Tribe within thirty business days after the execution of this Agreement. Four annual consecutive payments of $400,000 will be paid on or before the anniversary of the date of the Agreement. The Tribe's written acknowledgement of receipt shall be copied to the Commission.

10. Each person who signs this Agreement represents that he is authorized to do so.

11. This writing constitutes the entire agreement of ICC and the Commission with respect to the subject matter of this Agreement and may not be modified, amended or terminated except by a written agreement signed by the parties specifically referring to this Agreement. Upon execution, this Agreement is intended to be and is final and binding upon the parties.

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12.  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.


                                        NATIONAL INDIAN GAMING COMMISSION

Date: 1/3/97                            By: /s/ Harold A. Monteau
                                            ------------------------------------
                                            Harold A. Monteau, Chairman


                                        INLAND CASINO CORPORATION

Date: 1/3/97                            By: /s/ L. Donald Speer, II
                                            ------------------------------------
                                            L. Donald Speer, II
                                            Chairman and Chief Executive Officer


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